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                      ACKNOWLEDGMENT AND JOINDER AGREEMENT
                      ------------------------------------

                  ACKNOWLEDGMENT AND JOINDER AGREEMENT (this "Agreement"), dated as of February 20, 1998, made by UNIVERSAL COMPRESSION, INC., a Delaware corporation in favor of BANKERS TRUST COMPANY, as Agent for the Banks party to the Credit Agreement referred to below (the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as so defined.

                              W I T N E S S E T H :

                  WHEREAS, Universal Compression Holdings, Inc., TW Acquisition Corporation ("Acquisition Corp."), the lenders from time to time party thereto (the "Banks"), and the Agent have entered into a Credit Agreement, dated as of February 20, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, Acquisition Corp. as contemplated therein;

                  WHEREAS, on the Initial Borrowing Date, Acquisition Corp. merged with and into Tidewater Compression Services Inc. ("TCSI"), with TCSI being the surviving corporation of such merger (the "Merger");

                  WHEREAS, immediately following the Merger, TCSI changed its name to "Universal Compression Inc." ("Universal"); and

                  WHEREAS, Universal desires to acknowledge that, upon the consummation of the Merger, Universal (formerly known as TCSI) has by operation of law assumed all rights, obligations, duties and liabilities of Acquisition Corp. under the Credit Agreement and the other Credit Documents to which Acquisition Corp. is a party and that Universal is a party to, and shall comply with and be bound by, all of the terms and provisions of the Credit Agreement and the other Credit Documents as the Borrower thereunder;

                  NOW, THEREFORE, it is agreed:

                  1. Universal hereby acknowledges and agrees that it (i) has assumed all rights, obligations, duties and liabilities of Acquisition Corp. under the Credit Agreement and the other Credit Documents to which Acquisition Corp. is a party and (ii) shall be the "Borrower" for all purposes under (and shall be a party to) the Credit Agreement and the other Credit Documents and all references in the Credit Agreement and the other Credit Documents to the "Borrower" shall be deemed to be references to Universal.

                  2. To induce the Agent to enter into this Agreement, Universal hereby represents, warrants and agrees on and after the date hereof, Universal will fully and faithfully perform all obligations (including payment obligations and compliance with

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all covenants) of the "Borrower" under the Credit Agreement, the Notes delivered pursuant thereto and the other Credit Documents executed and delivered by the Borrower.

                  3. This Agreement shall become effective as of the date first above written, when each of the parties hereto shall have executed a copy hereof and shall have delivered the same to the Agent.

                  4. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. A complete set of counterparts shall be lodged with Universal and the Agent.

                  5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                    * * * * *

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                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                     UNIVERSAL COMPRESSION, INC.

                                     By
                                       -----------------------------
                                       Name:
                                       Title:

                                     BANKERS TRUST COMPANY,
                                      as Agent

                                     By
                                       -----------------------------
                                       Name:
                                       Title: